Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of August 13, 2019 (the “Effective Date”), is made by ANIKA THERAPEUTICS, INC., a Delaware corporation (formerly known as Anika Therapeutics, Inc., a Massachusetts corporation, the “Borrower”) in favor of, and for the benefit of, the Lenders (as defined in the Credit Agreement referred to below), and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement referred to below) for such Lenders.

PRELIMINARY STATEMENTS

(1)       Reference is made to that certain Credit Agreement dated as of October 24, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrower, the Subsidiaries of the Borrower as are or may from time to time become parties to thereto as Subsidiary Guarantors, the Lenders party to the Credit Agreement from time to time and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and a L/C Issuer.

(2)       The Borrower has informed the Administrative Agent that as of July 1, 2019, the Borrower has formed a wholly-owned subsidiary, Anika Therapeutics Ltd., a company organized under the laws of England and Wales (the “New Subsidiary”), sixty-five percent (65%) of the Equity Interests of which New Subsidiary (the “New Subsidiary Equity Interests”) shall be pledged to the Administrative Agent for the benefit of the Lenders, and (b) the Borrower has entered into certain agreements with the New Subsidiary which constitute transactions with Affiliates for purposes of Section 7.08 (the “Affiliate Transactions”).

(3)        The Borrower has requested that the Administrative Agent and the Lenders make certain other modifications to the Credit Agreement as more fully set forth below.

(4)        The undersigned Lenders and the Administrative Agent are prepared to make such modifications to the Credit Agreement requested by the Borrower, subject to the conditions, and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. Amendments. The Credit Agreement is hereby amended by deleting Schedules 5.20(a), 5.21(f) and 7.08 thereto in their entirety and inserting in lieu thereof the Schedules 5.20(a), 5.21(f) and 7.08, respectively, attached hereto as Exhibit A.

SECTION 2. Reserved.

SECTION 3. Pledge Supplement. The undersigned hereby agrees that the Equity Interests of the New Subsidiary listed on Schedule 5.21(f) attached hereto shall be and become part of the Pledged Equity referred to in Section 2 of the Security Agreement and shall secure all Secured Obligations. Notwithstanding the requirements set forth in the Loan Documents, including the requirements set forth in Section 6.14 of the Credit Agreement, the Borrower, the Administrative Agent and the Lenders hereby agree that the Borrower shall only be required to deliver certificates (together with applicable transfer powers) representing the New Subsidiary Equity Interests to the Administrative Agent, only upon thirty (30) days’ prior written request therefor by the Administrative Agent.

SECTION 4. Reaffirmation of Obligations Under Loan Documents, Etc.

a.                   Reaffirmation and Confirmation of Obligations Under Loan Documents. The Borrower and each other Loan Party agrees that each Loan Document to which such party is a party remains in full force and effect, and the Borrower and each other Loan Party reaffirms the continued validity of, and ratifies, each Loan Document to which it is a party and agrees and confirms that it will perform and observe all Obligations, covenants and agreements to be performed by it under and in accordance with the Credit Agreement and the other Loan Documents. The Borrower and each other Loan Party further agree and confirm that each of them shall continue to be bound in all respects by all of the terms and conditions of the Credit Agreement, and each other Loan Document to which the Borrower or such Loan Party is a party.

b.                  Reaffirmation and Confirmation of Obligations. For the avoidance of doubt, the Borrower and each other Guarantor agree that (i) the Borrower reaffirms the continued validity of, and ratifies, and agrees and confirms its Obligations set forth in the Loan Documents remain in full force and effect and (ii) the Credit Agreement and the other Loan Documents executed by the Borrower, are legal, valid and binding obligations of the Borrower that are enforceable against the Borrower in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. The Borrower by its execution below hereby (i) restates, ratifies and reaffirms the Obligations, the Credit Agreement and the other Loan Documents executed by the Borrower, and each and every term, covenant, and condition of the Borrower set forth in the Credit Agreement and the other Loan Documents; (ii) restates and renews each and every representation and warranty heretofore made by the Borrower in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date); and (iii) ratifies, reaffirms, renews and restates the grant by the Borrower of a continuing security interest in, and a right to set off against, any and all right, title, and interest of the Borrower in all of the Collateral in favor of Administrative Agent, for the benefit of Secured Parties, and acknowledges and stipulates that such security interests and Liens are duly perfected, first priority security interests and Liens, subject to Permitted Liens, and that all of the Obligations continue to be secured, without interruption, by such security interests and Liens.

c.                   No Novation. The Borrower and each other Loan Party agree that this Agreement is not intended to be, and is not, a novation of any of the Loan Documents or any of the Obligations thereunder and each does hereby ratify, confirm and reaffirm each of the agreements, covenants, and undertakings made by it under the Credit Agreement and each and every other Loan Document executed by it in connection therewith or pursuant thereto and confirms that the “Obligations” remain in full force and effect.

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SECTION 5. Representations and Warranties. The Borrower and each other Loan Party reaffirms each of its representations and warranties set forth in the Credit Agreement and each other Loan Document to which it is a party (other than any such representations and warranties that, by their terms, refer to a specific date and time other than the date hereof). The Borrower and each other Loan Party hereby represents and warrants that (a) the execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Borrower's organizational powers and have been duly authorized by all necessary organizational action, (ii) will not violate any Organizational Document of the Borrower or any of its Subsidiaries, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon the Borrower or any of its Subsidiaries or any of such Person's Property or to which the Borrower or any of its Subsidiaries or any of such Person's property is subject, or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a default under any Material Contract of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (b) this Agreement has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

SECTION 6. Reference to and Effect on the Loan Documents. The parties hereto hereby agree that this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement.

SECTION 7. Conditions Precedent. This Agreement shall become effective, as of the Effective Date, upon the receipt by the Administrative Agent of the following:

a.                   counterparts to this Agreement, duly executed by the Administrative Agent, the Lenders and each Loan Party; and

b.                  such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

SECTION 8. Delivery by Electronic Transmission. Delivery of an executed counterpart of a signature page to this Agreement in electronic format (including .pdf format) by electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY shall be governed by, and construed in accordance with, the laws of the STATE OF NEW YORK.

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SECTION 10. Expenses. The Loan Parties shall pay on demand all reasonable, documented out-of-pocket expenses in any way relating to the enforcement or protection of the Administrative Agent’s rights under this Agreement, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of any Guaranteed Party (as defined in the Guaranty) in any proceeding under any Debtor Relief Laws. The obligations of the Loan Parties under this provision shall survive the payment in full of the Obligations and termination of the Loan Documents.

SECTION 11. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, Guaranteed Obligations or any other obligation of any party hereto.

SECTION 12. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have each caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ANIKA THERAPEUTICS, INC.

By: /s/ Sylvia Cheung

Name: Sylvia Cheung

Title: Chief Financial Officer, Treasurer, and Secretary

Anika Therapeutics – Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative

Agent, Lender, Swingline Lender and a L/C Issuer

By: /s/ Molly Kropp

Name: Molly Kropp

Title: Vice President

Anika Therapeutics – Signature Page to First Amendment to Credit Agreement

EXHIBIT A

Updated Schedules

Schedule 5.20(a)

Subsidiaries, Joint Ventures, Partnerships and other Equity Investments

Loan Party	Subsidiary, Joint Venture, Partnership Or Other Equity Investment	Number of Shares of Each Class of Equity Interests In Each Subsidiary Outstanding	Number and Percentage of Outstanding Shares of Each Class of Equity Interests Owned by such Loan Party	Class or Nature of Equity Interests
Anika Therapeutics, Inc.	Anika Securities, Inc.	1,000	1,000 (100%)	Common (Voting) Shares
Anika Therapeutics, Inc.	Anika Therapeutics S.r.l.	1[1]	One hundred percent (100%)	Ordinary Quota
Anika Therapeutics, Inc.	Anika Therapeutics Ltd.	100	100 (100%)	Common Shares

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1 NTD: The Equity Interests of Anika Therapeutics S.r.l. are not represented by shares.

Schedule 5.21(f)

Pledged Equity Interests

(i)	Pledged Equity
Loan Party	Issuer	Number of Shares	Certificate Number	Class	Percentage Ownership of Outstanding Shares
Anika Therapeutics, Inc.	Anika Therapeutics S.r.l.	N/A	N/A	N/A	100%[2]
Anika Therapeutics, Inc.	Anika Securities, Inc.	1,000	2	Common	100%
Anika Therapeutics, Inc.	Anika Therapeutics Ltd.	65	N/A	Common	100%[3]

(ii)	Other Equity Interests Pledged

None.

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2 Note: Only sixty-five percent (65%) of the outstanding shares of Anika Therapeutics S.r.l. constitute Pledged Equity as of the Closing date.

3 Note: Only sixty-five percent (65%) of the outstanding shares of Anika Therapeutics Ltd. constitute Pledged Equity.

Schedule 7.08

Transactions with Affiliates

1.	Contract Manufacturing Agreement between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of January 31, 2019.
2.	Distribution Agreement for Hyalofast Product between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of March 30, 2017.

3.	Intercompany Note between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. evidencing an intercompany loan with a current outstanding principal of €6,020,142 plus applicable interest at a rate of 1.6% per annum.

4.	Contract for Authorised Representative Services (in accordance with European regulatory directives for CE mark of medical devices) between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of May 12, 2017.

5.	Intercompany Service Recharge Agreement between Anika Therapeutics, Inc. and Anika Therapeutics S.r.l. dated effective as of January 30, 2019.

6.	Intercompany Service Recharge Agreement between Anika Therapeutics, Inc. and Anika Therapeutics Ltd. dated effective as of July 1, 2019.

7.	Intercompany Service Recharge Agreement between Anika Therapeutics S.r.l. and Anika Therapeutics Ltd. dated effective as of July 1, 2019.